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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2002
                                                         ----------------

                             THE HOLMES GROUP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                      333-44473
      Massachusetts                   333-77905                 04-2768914
----------------------------       ----------------         -------------------
     (State of Other                 (Commission               (IRS Employer
Jurisdiction Incorporation)          File Numbers)           Identification No.)


                     One Holmes Way, Milford, MA          01757
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (508) 634-8050
                                                           --------------

                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if changed since Last Report)



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Item 5.    Other Events.

           On January 14, 2002, pursuant to the Agreement of Purchase and Sale of Assets dated January 11, 2002 (the "Agreement") by and among The Holmes Group, Inc. ("Holmes"), its wholly owned subsidiary, The Rival Company ("Rival"), and Conair Corporation ("Conair"), as buyer, Holmes and Rival consummated the sale of certain of the assets of Holmes' Pollenex division to Conair. This business accounted for gross sales of approximately $19.3 million during the twelve months ended December 31, 2001. The purchase price was the result of arm's length negotiations among the parties.

           The Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The press release issued by Holmes in connection with the consummation of the transaction is filed herewith as Exhibit
           99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)    Financial Statements of Businesses Acquired.

                  Not applicable.

           (b)    Pro Forma Financial Information.

                  Not applicable.

           (c)    Exhibits.

                  10.1   Agreement of Purchase and Sale of Assets dated
                         January 11, 2002 by and among Holmes, Rival and Conair.

                  99.1 Text of joint Holmes and Conair Press Release dated January 11, 2002.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE HOLMES GROUP, INC.
                                        (Registrant)


Date: February 20, 2002                 By: /s/ Brian J. Seppa
                                            ----------------------
                                        Name: Brian J. Seppa
                                        Title:  Controller